EXHIBIT 99.1

Cosmos Health Regains Compliance with Nasdaq Minimum Bid Price Requirement

CHICAGO, IL / GLOBE NEWSWIRE / October 16, 2025 / Cosmos Health Inc. ("Cosmos Health" or the “Company”) (NASDAQ:COSM), a diversified, vertically integrated global healthcare group, today announced that on October 15, 2025, it received written notice (the ”Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) confirming that the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2), which requires a minimum bid price of $1.00 per share (the “Listing Rule”).

In the Notice, Nasdaq stated that for the last 18 consecutive business days, from September 22, 2025, to October 15, 2025, the closing bid price of the Company’s common stock has been at or above $1.00 per share. Accordingly, the Company is now in compliance with the Listing Rule, and Nasdaq has closed the matter.

Greg Siokas, CEO of Cosmos Health, stated: “We are very pleased to have regained compliance with Nasdaq’s minimum bid price requirement. Importantly, this was achieved organically, reflecting the continued execution of our strategic initiatives and the strengthening of our fundamentals. We remain focused on creating enduring value for our shareholders, guided by our commitment to innovation, operational excellence, and diversification, including the ongoing implementation of our digital asset strategy.”

About Cosmos Health Inc.

Cosmos Health Inc. (Nasdaq:COSM), incorporated in 2009 in Nevada, is a diversified, vertically integrated global healthcare group. The Company owns a portfolio of proprietary pharmaceutical and nutraceutical brands, including Sky Premium Life®, Mediterranation®, bio-bebe®, C-Sept® and C-Scrub®. Through its subsidiary Cana Laboratories S.A., licensed under European Good Manufacturing Practices (GMP) and certified by the European Medicines Agency (EMA), it manufactures pharmaceuticals, food supplements, cosmetics, biocides, and medical devices within the European Union. Cosmos Health also distributes a broad line of pharmaceuticals and parapharmaceuticals, including branded generics and OTC medications, to retail pharmacies and wholesale distributors through its subsidiaries in Greece and the UK. Furthermore, the Company has established R&D partnerships targeting major health disorders such as obesity, diabetes, and cancer, enhanced by artificial intelligence drug repurposing technologies, and focuses on the R&D of novel patented nutraceuticals, specialized root extracts, proprietary complex generics, and innovative OTC products. Cosmos Health has also entered the telehealth space through the acquisition of ZipDoctor, Inc., based in Texas, USA. With a global distribution platform, the Company is currently expanding throughout Europe, Asia, and North America, and has offices and distribution centers in Thessaloniki and Athens, Greece, and in Harlow, UK. More information is available at www.cosmoshealthinc.com, www.skypremiumlife.com, www.cana.gr, www.zipdoctor.co, www.cloudscreen.gr, as well as LinkedIn and X.

Forward-Looking Statements

With the exception of the historical information contained in this news release, the matters described herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could,” generally identify forward-looking statements, although not all forward-looking statements contain these words. These statements involve risks and uncertainties that may individually or materially affect the matters discussed herein for a variety of reasons outside the Company’s control, including, but not limited to: the Company’s ability to raise sufficient financing to implement its business plan; the effectiveness of its digital asset strategies, including accumulation and yield-generating activities; the impact of the war in Ukraine on the Company’s business, operations, and the economy in general; and the Company’s ability to successfully develop and commercialize its proprietary products and technologies. Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those anticipated. Readers are encouraged to review the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise

Investor Relations Contact:

BDG Communications

cosm@bdgcommunications.com